CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 61 to the Registration Statement (Form N-1A Nos. 33-25941 and 811-05718) of our report dated March 24, 2020 on the financial statements and financial highlights of  Dreyfus Treasury Securities Cash Management (the “Fund”) included in the Fund’s annual report for the fiscal year ended January 31, 2020

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

November 11, 2020